UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2010

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.
1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND

(State of Incorporation of registrant)

100 CONSTELLATION WAY, BALTIMORE, MARYLAND	21202
(Address of principal executive office)	(Zip Code)

410-470-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address

and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the Amended and Restated Investor Agreement, dated as of December 17, 2008, by and between Constellation Energy Group, Inc. (“Constellation”) and E.D.F. International S.A. (“EDFI”), on March 31, 2010, the board of directors of Constellation appointed EDFI’s nominee, Daniel Camus, to a newly-created directorship on Constellation’s board of directors.  Mr. Camus also was appointed to the Executive Committee and Committee on Nuclear Power of Constellation’s board of directors.  Mr. Camus is the Group Senior Executive Vice President in charge of International Activities and Strategy of EDF Group.  EDF Group, through its subsidiaries, owns more than 5% of the outstanding shares of common stock of Constellation, a 49.99% interest in a nuclear generation and operation joint venture in which Constellation, through its subsidiaries, owns the other 50.01%, and is party to a number of other transactions with Constellation and its subsidiaries.  The share ownership, joint venture and other transactions are described in more detail in Constellation’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2009 and the Current Reports on Form 8-K dated December 18, 2008 and November 12, 2009.  Mr. Camus will not receive any compensation from Constellation for his service on Constellation’s board of directors.  The Investor Agreement was filed previously as Exhibit 10.7 to the Current Report on 8-K filed by Constellation on December 17, 2008 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	April 2, 2010	/s/ Charles A. Berardesco
Charles A. Berardesco
Senior Vice President and General Counsel